Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2 of our report dated June 20, 2017, relating to the balance sheet of Hennessy Capital Acquisition Corp. III as of April 4, 2017, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from January 3, 2017 (date of inception) to April 4, 2017, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
June 20, 2017